UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2017

GORES HOLDINGS II, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37979	81-3563824
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

9800 Wilshire Blvd.
Beverly Hills, CA (Address of principal executive offices)	90212 (Zip Code)

(310) 209-3010
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On January 19, 2017, Gores Holdings II, Inc. (the “Company”) consummated its initial public offering (the “IPO”) of 40,000,000 units (the “Units”), including the issuance of 2,500,000 Units as a result of the underwriter’s partial exercise of its over-allotment option.  Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-third of one warrant of the Company (“Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $400,000,000.

On January 19, 2017, simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of 6,666,666 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant, to the Company’s sponsor, Gores Sponsor II LLC, generating gross proceeds to the Company of approximately $10,000,000.

A total of $400,000,000, comprised of $392,000,000 of the proceeds from the IPO, including approximately $14,000,000 of the underwriter’s deferred discount, and $8,000,000 of the proceeds of the sale of the Private Placement Warrants, were placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.  An audited balance sheet as of January 19, 2017 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Audited Balance Sheet, as of January 19, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gores Holdings II, Inc.

Date: January 25, 2017	By:	/s/ Andrew McBride
	Name:	Andrew McBride
	Title:	Chief Financial Officer
and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Audited Balance Sheet, as of January 19, 2017.